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                                   Exhibit 23

                                 THOMAS MONAHAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVENUE
                           PATERSON, NEW JERSEY 07502
                              VOICE (973) 790-8775
                               FAX (973) 790-8845

To The Board of Directors and Shareholders of Maritime Transport & Technology, Inc.

         I have audited the accompanying consolidated balance sheet of Maritime Transport & Technology, Inc. as of August 31, 1997 and May 31, 1998 and the related statements of operations, cash flows and shareholders' equity for the years ended August 31, 1996 and 1997 and for the year ended May 31, 1998. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that our audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maritime Transport & Technology, Inc. as of August 31, 1997 and May 31, 1998 and the related statements of operations, cash flows and shareholders' equity for the years ended August 31, 1996 and 1997 and for the year ended May 31, 1998 in conformity with generally accepted accounting principles.




                                         /s/ Thomas P. Monahan
                                         ---------------------------------------
                                             Thomas P. Monahan, CPA
September 30, 1998
Paterson, New Jersey